================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) NOVEMBER 12, 1997

                          BRIGHAM EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)

           DELAWARE                        000-22433                      75-2692967
 (State or other jurisdiction      (Commission File Number)            (I.R.S. Employer
      of incorporation or                                           Identification Number)
         organization)

                           6300 BRIDGE POINT PARKWAY
                               BLDG. 2, SUITE 500
                              AUSTIN, TEXAS 78730
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (512) 427-3300

================================================================================

ITEM 2. ACQUISITION OF ASSETS

     As reported at Item 5 on Form 10-Q for the quarterly period ended September 30, 1997, on November 12, 1997, Brigham Exploration Company (the "Company") closed an acquisition of certain producing properties in Grady County, Oklahoma; these properties were formerly owned by Mobil and were recently acquired by Ward Petroleum. The Company paid $13.4 million for a 50% interest in the properties. The properties, which are located at the northern end of the prolific Carter Knox anticline in the Company's Anadarko Basin Core Province, include approximately 21.3 Bcfe of net proved reserves, a large portion of which is non-producing, 3,600 net acres of leasehold, and 750 net mineral acres. In addition, the Company will operate a 3-D seismic program over approximately 20 square miles to delineate upside potential in the Big Four, Springer, Bromide, and Arbuckle formations. Ward Petroleum will operate the drilling phase, and is currently implementing a development program. The transaction was financed primarily through the Company's existing revolving credit facility with Bank One, Texas, NA.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED
     Report of Ernst & Young, LLP, Independent Auditors..........  F-1
     Statements of Combined Oil and Gas Revenues and Direct
       Operating Expenses for the years ended December 31, 1994,
       1995 and 1996 and the nine months ended September 30,
       1997......................................................  F-2
     Notes to Statements of Combined Oil and Gas Revenues and
       Direct Operating Expenses.................................  F-3

(B)  UNAUDITED PRO FORMA FINANCIAL INFORMATION
     Pro Forma Financial Information.............................  F-5
     Unaudited Pro Forma Condensed Consolidated Balance Sheet as
       of September 30, 1997.....................................  F-6
     Unaudited Pro Forma Condensed Consolidated Statement of
       Operations for the year ended December 31, 1996...........  F-7
     Unaudited Pro Forma Condensed Consolidated Statement of
       Operations for the nine months ended September 30, 1997...  F-8
     Notes to Unaudited Pro Forma Condensed Consolidated
       Financial Statements......................................  F-9

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors
Brigham Exploration Company

     We have audited the accompanying statements of combined oil and gas revenues and direct operating expenses for certain oil and gas producing properties acquired from certain subsidiaries of Mobil Oil Corporation (Mobil) by Brigham Exploration Company (the Company) through Ward Petroleum Corporation
(Ward) for the years ended December 31, 1994, 1995 and 1996. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the accompanying statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the accompanying statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the revenues and expenses of certain oil and gas producing properties acquired from Mobil.

     In our opinion, the statements referred to above present fairly, in all material respects, the operating revenues and direct operating expenses of certain oil and gas producing properties acquired from Mobil by the Company through Ward for the years ended December 31, 1994, 1995 and 1996, in conformity with generally accepted accounting principles.

Fort Worth, Texas
December 12, 1997

                    CERTAIN OIL AND GAS PRODUCING PROPERTIES
          ACQUIRED FROM CERTAIN SUBSIDIARIES OF MOBIL OIL CORPORATION

                  STATEMENTS OF COMBINED OIL AND GAS REVENUES
                         AND DIRECT OPERATING EXPENSES

                                                                                         NINE MONTHS
                                                       YEAR ENDED DECEMBER 31,              ENDED
                                                 ------------------------------------   SEPTEMBER 30,
                                                    1994         1995         1996          1997
                                                 ----------   ----------   ----------   -------------
                                                                                         (UNAUDITED)
Revenues:
  Crude and condensate sales...................  $  602,971   $  572,625   $  597,814    $  341,764
  Natural gas sales............................   1,213,604      771,947    1,149,922     1,030,969
                                                 ----------   ----------   ----------    ----------
                                                  1,816,575    1,344,572    1,747,736     1,372,733
Direct operating expenses:
  Lease operating expenses.....................     174,620       87,365       88,593        65,493
  Oil and gas production taxes.................     127,571       92,401      122,802        98,289
                                                 ----------   ----------   ----------    ----------
                                                    302,191      179,766      211,395       163,782
                                                 ----------   ----------   ----------    ----------
Oil and gas revenues in excess of direct
  operating expenses...........................  $1,514,384   $1,164,806   $1,536,341    $1,208,951
                                                 ==========   ==========   ==========    ==========

                            See accompanying notes.

                    CERTAIN OIL AND GAS PRODUCING PROPERTIES
          ACQUIRED FROM CERTAIN SUBSIDIARIES OF MOBIL OIL CORPORATION

              NOTES TO STATEMENTS OF COMBINED OIL AND GAS REVENUES
                         AND DIRECT OPERATING EXPENSES

1. BASIS OF PRESENTATION

     Pursuant to the terms of a Purchase and Sale Agreement dated August 20, 1997 and effective as of September 1, 1997, Ward Petroleum Corporation (Ward) completed the acquisition of interests in certain oil and gas producing properties, primarily located in Oklahoma, from certain subsidiaries of Mobil Oil Corporation (Mobil). Subsequently, pursuant to the terms of an assignment and Bill of Sale dated October 31, 1997 and effective as of September 1, 1997, Brigham Exploration Company (Brigham), through a subsidiary, purchased from Ward 50% (the Brigham Interest) of the interests purchased by Ward from Mobil.

     The oil and gas revenues and direct operating expenses presented herein relate only to the interests in the certain oil and gas producing properties acquired by the Company from Ward and do not represent all of the costs of oil and gas operations of Mobil nor the entirety of the costs of oil and gas operations of the interests purchased by Ward from Mobil. Direct operating expenses include the actual costs of maintaining the producing properties and their production, but do not include charges for depletion, depreciation, amortization and abandonment; federal and state income taxes; interest; or general and administrative expenses. The oil and gas revenues and direct operating expenses for the periods presented may not be indicative of the results of future operations of the properties acquired.

     Mobil accounts for gas revenues on the sales method. Generally, Mobil sells its oil and gas production to other affiliates of Mobil Corporation. Crude oil prices are based on Mobil's posted field prices for crude oil purchases in the area. Gas prices are based on Inside FERC published prices.

2. SUPPLEMENTAL OIL AND GAS RESERVE AND STANDARDIZED MEASURE INFORMATION (UNAUDITED)

     The following table presents Brigham's estimate of the proved oil and gas reserves of the Brigham Interest as of September 30, 1997. This information has been derived from an estimate of future net oil and gas reserves prepared by independent petroleum engineers.

     Estimated quantities of proved net reserves include only those quantities that can be expected to be commercially recoverable at prices and costs in effect at the effective date of the acquisition, under existing regulatory practices and with conventional equipment and operating methods. Proved developed reserves represent only those reserves expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped reserves include those reserves expected to be recovered from new wells on undrilled acreage or from existing wells on which a relatively major expenditure is required for recompletion.

                    ESTIMATED QUANTITIES OF PROVED RESERVES

                                                                 BRIGHAM INTEREST
                                                              -----------------------
                                                                 OIL          GAS
                                                                (BBL)        (MCF)
                                                              ---------    ----------
Proved reserves.............................................  1,240,086    13,693,543
                                                              =========    ==========
Proved developed reserves...................................    470,853     7,684,149
                                                              =========    ==========

                    CERTAIN OIL AND GAS PRODUCING PROPERTIES
          ACQUIRED FROM CERTAIN SUBSIDIARIES OF MOBIL OIL CORPORATION

              NOTES TO STATEMENTS OF COMBINED OIL AND GAS REVENUES
                  AND DIRECT OPERATING EXPENSES -- (CONTINUED)

     The following is a summary of a standardized measure of discounted future net cash flows related to the proved oil and gas reserves of the Brigham Interest. For these calculations, estimated future cash flows from estimated future production or proved reserves were computed using oil and gas prices as of the end of each period presented. Future development and production costs attributable to the proved reserves were estimated assuming that existing conditions would continue over the economic life of the properties, and costs were not escalated for the future. The Brigham Interest is not a separate tax paying entity. Accordingly, the standardized measure of discounted future net cash flows from proved reserves is presented before deduction of federal income taxes. The information presented below should not be viewed as an estimate of the fair value of the Brigham Interest, nor should it be considered indicative of any future trends.

   STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS BRIGHAM INTEREST

                                                              SEPTEMBER 30,
                                                                  1997
                                                              -------------
Future cash inflows.........................................  $ 59,925,114
Future production and development costs.....................   (12,756,686)
Discounts of future net cash flows at 10% per annum.........   (24,863,000)
                                                              ------------
Standardized measure of discounted future net cash flows....  $ 22,305,428
                                                              ============

     The weighted average prices of oil and gas at September 30, 1997 used in the calculation of the standardized measure were $22.91 per barrel and $2.30 per Mcf, respectively.

                          BRIGHAM EXPLORATION COMPANY

                        PRO FORMA FINANCIAL INFORMATION

     The accompanying unaudited pro forma financial statements are presented to reflect the acquisition by Brigham Exploration Company (the "Company") of certain producing properties in Grady County, Oklahoma (the "Acquisition"); these properties were formerly owned by Mobil and were recently acquired by Ward Petroleum. The Acquisition closed on November 12, 1997, and was effective September 1, 1997. Historical information presented for the acquired properties consists of the audited statement of combined oil and gas revenues and direct operating expenses for the year ended December 31, 1996 and the unaudited statement of combined oil and gas revenues and direct operating expenses for the nine months ended September 30, 1997. During the periods presented, the properties were not accounted for as a separate entity.

     Brigham Exploration Company is a Delaware corporation formed on February 25, 1997 for the purpose of exchanging its common stock for the common stock of Brigham, Inc. and the partnership interests in Brigham Oil & Gas, L.P. (the "Partnership"). Pursuant to an exchange agreement dated February 26, 1997 and upon the initial filing on February 27, 1997 of a registration statement with the Securities and Exchange Commission for the public offering of common stock, in exchange for common stock of the Company, the shareholders of Brigham, Inc. transferred all of the outstanding stock of Brigham, Inc. to the Company and the Partnership's other general partner and the limited partners transferred all of their partnership interests to the Company. Also, the holders of the Partnership's subordinated convertible notes transferred these notes to the Company in exchange for common stock. These transactions are referred to as the "Exchange." As a result of the Exchange, the Company now owns all of the partnership interests in the Partnership.

     The unaudited pro forma balance sheet has been prepared to give effect to the Acquisition described above as if the transaction occurred on September 30, 1997. The accompanying unaudited pro forma statements of operations for the year ended December 31, 1996 and nine months ended September 30, 1997 have been prepared to give effect to the Acquisition, the Exchange and the issuance of employee stock options under the 1997 Incentive Plan as if these transactions occurred on January 1, 1996 and January 1, 1997, respectively.

     The unaudited pro forma financial statements of the Company are not necessarily indicative of the results for the periods presented had these transactions taken place on the dates indicated. In addition, future results may vary significantly from the results reflected in the accompanying unaudited pro forma financial statements because of normal production declines, changes in product prices, and the success of future exploration and development activities, among other factors. The unaudited pro forma financial statements should be read in conjunction with the Company's historical consolidated financial statements and notes thereto as of and for the period ending December 31, 1996 as included in the Company's Registration Statement on Form S-1 (333-22491) filed with the Securities and Exchange Commission, and the Company's historical financial statements and notes thereto as of and for the quarterly period ending September 30, 1997 as filed with the Securities and Exchange Commission.

                          BRIGHAM EXPLORATION COMPANY

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

                                     ASSETS

                                                                           PRO FORMA      PRO FORMA
                                                             HISTORICAL   ADJUSTMENTS     COMBINED
                                                             ----------   -----------     ---------
Current assets:
  Cash and cash equivalents................................   $ 5,410       $   (83)(c)    $ 5,327
  Accounts receivable......................................     3,738            --          3,738
  Prepaid expenses.........................................       402            --            402
                                                              -------       -------        -------
          Total current assets.............................     9,550           (83)         9,467
                                                              -------       -------        -------
Natural gas and oil properties, at cost, net...............    51,774        13,483(a)      65,257
Other property and equipment, at cost, net.................     1,171            --          1,171
Drilling advances paid.....................................       384            --            384
Other noncurrent assets....................................       183            --            183
                                                              -------       -------        -------
                                                              $63,062       $13,400        $76,462
                                                              =======       =======        =======

                               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable.........................................   $ 2,777       $    --        $ 2,777
  Accrued drilling costs...................................     4,237            --          4,237
  Participant advances received............................     3,416            --          3,416
  Current notes payable....................................        --         5,400(b)       5,400
  Other current liabilities................................       554            --            554
                                                              -------       -------        -------
          Total current liabilities........................    10,984         5,400         16,384
                                                              -------       -------        -------
Notes payable..............................................     8,000         8,000(b)      16,000
Other noncurrent liabilities...............................       268            --            268
Deferred income tax liability..............................     4,803            --          4,803
Stockholders' equity:
  Preferred stock, $.01 par value, 10 million shares
     authorized, none issued and outstanding...............        --            --             --
  Common stock, $.01 par value, 30 million shares
     authorized, 12,253,574 issued and outstanding.........       123            --            123
  Additional paid-in capital...............................    40,559            --         40,559
  Unearned stock compensation..............................    (1,501)           --         (1,501)
  Accumulated deficit......................................      (174)           --           (174)
                                                              -------       -------        -------
          Total stockholders' equity.......................    39,007            --         39,007
                                                              -------       -------        -------
                                                              $63,062       $13,400        $76,462
                                                              =======       =======        =======

  The Company uses the full cost method to account for its natural gas and oil properties.

         The accompanying notes are an integral part of this statement.

                          BRIGHAM EXPLORATION COMPANY

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 ACQUIRED
                                                  PARTNERSHIP   PROPERTIES     PRO FORMA     PRO FORMA
                                                  HISTORICAL    HISTORICAL    ADJUSTMENTS    COMBINED
                                                  -----------   -----------   -----------    ---------
Revenues:
  Natural gas and oil sales.....................    $ 6,141       $1,748        $    --       $ 7,889
  Workstation revenue...........................        627           --             --           627
                                                    -------       ------        -------       -------
                                                      6,768        1,748             --         8,516
                                                    -------       ------        -------       -------
Costs and expenses:
  Lease operating...............................        726           89             --           815
  Production taxes..............................        362          123             --           485
  General and administrative....................      2,199           --             --         2,199
  Amortization of stock compensation............         --           --            344(i)        344
  Depletion of natural gas and oil properties...      2,323           --            468(d)      2,825
                                                                                     34(i)
  Depreciation and amortization.................        487           --             --           487
                                                    -------       ------        -------       -------
                                                      6,097          212            846         7,155
                                                    -------       ------        -------       -------
     Operating income (loss)....................        671        1,536           (846)        1,361
                                                    -------       ------        -------       -------
Other income (expense):
  Interest income...............................         52           --             --            52
  Interest expense..............................       (373)          --         (1,234)(e)    (1,607)
  Interest expense -- related party.............       (800)          --            800(h)         --
                                                    -------       ------        -------       -------
                                                     (1,121)          --           (434)       (1,555)
                                                    -------       ------        -------       -------
Net income (loss) before income taxes...........       (450)       1,536         (1,280)         (194)
Income tax benefit:
  Income tax provision..........................         --           --             56(f)        153
                                                                                     97(g)
                                                    -------       ------        -------       -------
  Net income (loss).............................    $  (450)      $1,536        $(1,127)      $   (41)
                                                    =======       ======        =======       =======
  Net loss per common share.....................                                              $ (0.00)
                                                                                              =======
  Weighted average number of common shares
     outstanding................................                                                9,170
                                                                                              =======

         The accompanying notes are an integral part of this statement.

                          BRIGHAM EXPLORATION COMPANY

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  ACQUIRED
                                                     COMPANY     PROPERTIES    PRO FORMA      PRO FORMA
                                                    HISTORICAL   HISTORICAL   ADJUSTMENTS     COMBINED
                                                    ----------   ----------   -----------     ---------
Revenues:
  Natural gas and oil sales.......................     $ 5,951     $1,373       $    --        $ 7,324
  Workstation revenue.............................         457         --            --            457
                                                       -------     ------       -------        -------
                                                         6,408      1,373            --          7,781
                                                       -------     ------       -------        -------
Costs and expenses:
  Lease operating.................................         787         66            --            853
  Production taxes................................         339         98            --            437
  General and administrative......................       2,450         --            --          2,450
  Amortization of stock compensation..............         201         --            57(i)         258
  Depletion of natural gas and oil properties.....       2,108         --           430(d)       2,538
  Depreciation and amortization...................         231         --             4(i)         235
                                                       -------     ------       -------        -------
                                                         6,116        164           491          6,771
                                                       -------     ------       -------        -------
     Operating income (loss)......................         292      1,209          (491)         1,010
Other income (expense):
  Interest income.................................         122         --            --            122
  Interest expense................................        (459)        --          (923)(e)     (1,382)
  Interest expense -- related party...............        (173)        --            53(h)        (120)
                                                       -------     ------       -------        -------
                                                          (510)        --          (870)        (1,380)
                                                       -------     ------       -------        -------
Net income (loss) before income taxes.............        (218)     1,209        (1,361)          (370)
Income tax benefit (expense):
  Income tax provision............................         197         --            40(f)         237
                                                                                     --(g)
  Deferred income tax charge......................      (5,000)        --            --         (5,000)
                                                       -------     ------       -------        -------
  Net income (loss)...............................     $(5,021)    $1,209       $(1,321)       $(5,133)
                                                       =======     ======       =======        =======
  Pro forma, as adjusted, net loss................                                             $  (133)
                                                                                               =======
  Net loss per common share.......................                                             $ (0.47)
                                                                                               =======
  Pro forma, as adjusted, net loss per common
     share........................................                                             $ (0.01)
                                                                                               =======
  Weighted average number of common shares
     outstanding..................................                                              10,928
                                                                                               =======

         The accompanying notes are an integral part of this statement.

                          BRIGHAM EXPLORATION COMPANY

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

1. SUMMARY OF TRANSACTIONS

     The accompanying unaudited pro forma financial statements are presented to reflect the Acquisition by the Company of certain producing properties in Grady County, Oklahoma; these properties were formerly owned by Mobil and were recently acquired by Ward Petroleum. The Acquisition closed on November 12, 1997, and was effective September 1, 1997. The Company paid $13.4 million for a 50% interest in the properties. The Acquisition was financed primarily through the Company's existing revolving credit facility with Bank One, Texas, NA. This transaction will be accounted for as a purchase. Historical information presented for the acquired properties consists of the audited statement of combined oil and gas revenues and direct operating expenses for the year ended December 31, 1996 and the unaudited statement of combined oil and gas revenues and direct operating expenses for the nine months ended September 30, 1997. During the periods presented, the properties were not accounted for as a separate entity.

     Pursuant to an exchange agreement dated February 26, 1997 and upon the initial filing on February 27, 1997 of a registration statement with the Securities and Exchange Commission for the public offering of common stock, in exchange for common stock of the Company, the shareholders of Brigham, Inc. transferred all of the outstanding stock of Brigham, Inc. to the Company and the Partnership's other general partner and the limited partners transferred all of their partnership interests to the Company. Also, the holders of the Partnership's subordinated convertible notes transferred these notes to the Company in exchange for common stock. As a result of the Exchange, the Company now owns all of the partnership interests in the Partnership.

2. BASIS OF PRESENTATION

     The accompanying unaudited pro forma balance sheet has been prepared to give effect to the Acquisition described above as if the transaction occurred on September 30, 1997. The accompanying unaudited pro forma statements of operations for the year ended December 31, 1996 and nine months ended September 30, 1997 have been prepared to give effect to the Acquisition, the Exchange and the issuance of employee stock options under the 1997 Incentive Plan as if these transactions occurred on January 1, 1996 and January 1, 1997, respectively.

3. PRO FORMA ADJUSTMENTS

     The unaudited pro forma financial statements reflect the following pro forma adjustments related to the Acquisition.

     (a) Purchase price of assets acquired.

     (b) Increase in note payable of $13.4 million pertaining to the Company's existing revolving credit facility, as amended.

     (c) Decrease in cash for the portion of the purchase price not financed with debt, as described at (b).

     (d) Additional depletion of natural gas and oil properties resulting from increased natural gas and oil properties balance.

     (e) Additional interest expense at an average of 9.2% per annum related to adjustment (b).

     (f) Decrease in federal income taxes related to historical net income attributable to the properties acquired and the related pro forma adjustments described at (d) and (e).

                          BRIGHAM EXPLORATION COMPANY

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     The unaudited pro forma financial statements reflect the following pro forma adjustments related to the Exchange and the issuance of employee stock options under the 1997 Incentive Plan.

     (g) Current and deferred federal income tax expense as if the Partnership had been a taxable entity.

     (h) Reduction of interest expense related to the transfer of the subordinated notes payable to the Company as part of the Exchange.

     (i) Unearned compensation and the amortization thereon related to employee stock options granted under the 1997 Incentive Plan in March 1997. A portion of the amortization of the unearned compensation was capitalized as part of the Company's amortizable base of the full cost pool to the extent that this cost was directly attributable to acquisition, exploration and development activities. Depletion of natural gas and oil properties was adjusted accordingly.

4. EARNINGS PER SHARE

     In addition to the effect of the pro forma adjustments described above, pro forma, as adjusted, net loss for the nine months ended September 30, 1997 has been calculated to exclude the $5.0 million deferred tax charge related to the Exchange.

     The Partnership's legal form has no relation to the capital structure of the Company after the Exchange. As a result, historical income (loss) per unit amounts are not relevant and have not been presented. Pro forma net loss per common share and pro forma, as adjusted, net loss per common share are presented giving effect to the number of shares outstanding subsequent to the Exchange (8,928,874 shares) and giving effect to employee stock options granted on March 4, 1997, as if these shares and options had been issued at the beginning of each period presented. The effect of the stock option grants on pro forma net loss per common share and pro forma, as adjusted, net loss per common share was calculated using the treasury stock method.

5. INCOME TAXES

     Prior to the consummation of the Exchange, the Partnership was not subject to federal income taxes. Income and losses were passed through to its partners on the basis of the allocation provisions established by the partnership agreement. Upon consummation of the Exchange, the Partnership became subject to federal income taxes through its ownership by the Company. In conjunction with the Exchange, the Company recorded a deferred income tax liability of $5.0 million to recognize the temporary differences between the financial statement and tax bases of the assets and liabilities of the Partnership at the Exchange date, February 27, 1997, given the provisions of the enacted tax laws.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto, duly authorized, in the City of Austin, State of Texas, on the 23rd day of January, 1998.

                                            BRIGHAM EXPLORATION COMPANY

                                            By:    /s/ BEN M. BRIGHAM

                                            ------------------------------------
                                                       Ben M. Brigham
                                             President, Chief Executive Officer
                                                            and
                                                   Chairman of the Board

                                            By:   /s/ CRAIG M. FLEMING

                                            ------------------------------------
                                                      Craig M. Fleming
                                                  Chief Financial Officer